Exhibit 10.95

PERFORMANCE SHARE AND RESTRICTED STOCK AWARD AGREEMENT

THIS PERFORMANCE SHARE AND RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is made and entered into effective as of the _____ day of _______________, 2011 by and between CHROMCRAFT REVINGTON, INC. (the “Company”), a Delaware corporation, and ______________________ (the “Executive”), who is the ________________________ of the Company,

WITNESSETH:

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) has determined that the Executive should be granted an award opportunity of performance shares under the Company’s 2007 Executive Incentive Plan, as currently or hereafter in effect (the “Plan”), for the performance period beginning on January 1, 2011 and ending on December 31 2011, which shares, if earned, would be converted into shares of restricted common stock of the Company (and/or cash in lieu of any shares of such restricted stock); and

WHEREAS, the Compensation Committee has authorized and approved the award of performance shares contemplated by this Agreement, and the Board of Directors of the Company has authorized and approved the issuance of shares of restricted common stock into which the performance shares may be converted if earned; and

WHEREAS, the Plan, this Agreement and Exhibit A hereto, which exhibit is made a part of this Agreement and is incorporated herein by reference, contain the terms, conditions and restrictions of such performance shares and, if earned, such shares of restricted stock and/or cash payment in lieu of shares of restricted stock.

NOW, THEREFORE, in consideration of the foregoing recitals, the award of performance shares to the Executive, the respective covenants, agreements and obligations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

Section 1.       Capitalized Terms.  All capitalized terms used but not otherwise defined in this Agreement or in Exhibit A hereto shall have the same meaning ascribed to such terms in the Plan.

Section 2.       Award of Performance Shares.  Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Executive an Award of performance shares, the number of which shall be determined as set forth in Exhibit A hereto and which shares shall be maintained in book-entry form by the Company under the Plan and be subject to and restricted in accordance with the Plan and this Agreement (the “Performance Shares”).  If earned, the Performance Shares shall be converted into shares of restricted common stock of the Company (and/or cash in lieu of any shares of such restricted stock) as set forth in Exhibit A hereto.  All shares of restricted common stock, if earned, shall be issued under the Plan and be subject to and restricted in accordance with the Plan and this Agreement (the “Restricted Stock”).  Any cash payment made in lieu of any shares of Restricted Stock shall be subject to and restricted in accordance with the Plan and this Agreement.

Section 3.       Award Date.  The Award Date for the Award of Performance Shares is March 24, 2011.

Section 4.       Earning of Performance Shares and Vesting of Restricted Stock and Cash.  The Performance Period, Performance Measures, performance targets for each of the Performance Measures, Award Rates, manner of converting the Performance Shares into Restricted Stock (and/or cash in lieu of any shares of Restricted Stock) and vesting schedule relating to the shares of Restricted Stock (and any cash in lieu of any shares of Restricted Stock) are set forth in Exhibit A hereto.  In order for the Executive to earn any Performance Shares, the Compensation Committee must first make a determination that the Award of Performance Shares (or any portion thereof) has been so earned.  In order for the shares of Restricted Stock (and/or the cash payment in lieu of any such shares) to become vested, the Compensation Committee must first make a determination that such shares and/or cash payment have been so vested.

If any portion of the Award of Performance Shares has been earned, then such shares shall be converted into shares of Restricted Stock (and/or cash in lieu of any or all shares of Restricted Stock), subject to a vesting requirement as set forth in Exhibit A hereto.  The Compensation Committee shall determine, in its sole discretion, the proportion of the Performance Shares converted into shares of Restricted Stock and/or cash in lieu of shares of Restricted Stock and the timing of converting any shares of Restricted Stock into cash.

If the Compensation Committee makes a determination that any portion of the Award of Performance Shares has not been earned, then such shares shall be forfeited and the Executive shall have no right or claim to any Performance Shares and no right or claim to have such shares converted into Restricted Stock (and/or cash in lieu of any such shares).  If shares of Restricted Stock are issued to the Executive (and/or cash in lieu of any such shares is accrued for the benefit of the Executive) but do not subsequently become vested, then such shares and cash payment shall be forfeited and the Executive shall have no right or claim to such shares (and/or the cash payment in lieu of any of such shares).

Notwithstanding the foregoing or anything to the contrary set forth in the Plan, with respect to Performance Shares and shares of Restricted Stock (and/or the cash payment in lieu of any shares of Restricted Stock) being treated as earned and vested, respectively, Section 11 of this Agreement shall control in the event of (a) a Change in Control, or (b) a termination of the Executive’s employment with the Company for any reason.

Section 5.       Dividend, Voting and Other Rights.  The Performance Shares shall not be issued or outstanding for any corporate purposes and the Executive shall not have any right to (a) receive any dividends or distributions, if any, with respect to the Performance Shares, (b) exercise any voting rights with respect to the Performance Shares, or (c) exercise or possess any other rights and attributes of ownership of common stock of the Company by virtue of the Award of Performance Shares.  If the Performance Shares are earned and converted into shares of Restricted Stock, such shares of Restricted Stock shall be issued and outstanding for all corporate purposes and the Executive shall be entitled during the vesting period of the Restricted Stock to (x) receive all dividends and distributions, if any, paid with respect to the unvested shares of Restricted Stock, (y) exercise all voting rights with respect to the unvested shares of Restricted Stock, and (z) exercise and possess all other rights and attributes of ownership with respect to the unvested shares of Restricted Stock, except as provided otherwise in the Plan and this Agreement.

Section 6.       Certain Agreements of the Executive.  The Executive hereby understands and agrees as follows:

(a)        the Executive is the __________ of the Company;

(b)        none of the Performance Shares and, if issued, none of the shares of Restricted Stock will be registered or qualified by the Company under any federal or state securities laws in reliance upon certain exemptions from registration or qualification under such laws;

(c)        because the shares of Restricted Stock, if issued, will not be registered or qualified under any federal or state securities laws and because the Executive may be deemed to be an affiliate of the Company under the federal securities laws, such shares upon vesting will be subject to restrictions on resale and transfer imposed by applicable federal and state law;

(d)        the Executive is (and his heirs, executors, administrators and representatives are) bound by, and the Performance Shares are and, if issued, the shares of Restricted Stock (and/or the cash payment in lieu of any shares of Restricted Stock) shall be, subject to, the terms, conditions and restrictions set forth in the Plan, this Agreement, the Company’s Certificate of Incorporation and By-Laws and applicable law (all as currently or hereafter in effect);

(e)        there is no obligation of the Company to have any shares of the Company’s common stock (including, but not limited to, the shares of Restricted Stock, if issued) listed, traded or quoted on any securities exchange or on any quotation system or other established trading market;

(f)         no representations, promises or commitments have been made to the Executive relating to (i) the repurchase by the Company of any Performance Shares or, if issued, any shares of Restricted Stock (whether before or after any of such shares may become earned or vested), or (ii) the amount of dividends or distributions, the percentage of profit or the return on investment, if any, that he might expect to receive as a result of the Award of the Performance Shares or, if issued, the ownership of shares of Restricted Stock (whether before or after any of such shares may become earned or vested); and

(g)        the Performance Shares and, if issued, the shares of Restricted Stock shall be held by the Executive for his own account and not for another person and not with a view toward resale, distribution, subdivision or fractionalization of such shares.

Section 7.       Non-transferability.  Except in the event of the Executive’s death and then only in the manner set forth in the Plan, the Performance Shares (a) cannot be sold, transferred, assigned, margined, encumbered, bequeathed, gifted, alienated, hypothecated, pledged or otherwise disposed of, nor can a lien (other than a lien in favor of the Company), security interest or option be placed thereon, whether by operation of law, whether voluntarily or involuntarily, or otherwise, (b) are not subject to execution, attachment or similar process or otherwise available to the creditors of the Executive (other than the Company), and (c) cannot be used to satisfy, pay or set-off against any debts or obligations of the Executive to any party other than the Company.  Except in the event of the Executive’s death and then only in the manner set forth in the Plan, the shares of Restricted Stock (x) cannot be sold, transferred, assigned, margined, encumbered, bequeathed, gifted, alienated, hypothecated, pledged or otherwise disposed of, nor can a lien (other than a lien in favor of the Company), security interest or option be placed thereon, whether by operation of law, whether voluntarily or involuntarily, or otherwise, (y) are not subject to execution, attachment or similar process or otherwise available to the creditors of the Executive (other than the Company), and (z) cannot be used to satisfy, pay or set-off against any debts or obligations of the Executive to the any party other than the Company.  At such time as shares of Restricted Stock, if issued, may become vested, such vested shares may be sold, transferred, bequeathed, gifted or otherwise disposed of in accordance with applicable law and the requirements then in effect of the principal securities exchange or market (or of any quotation system or other established trading market) on which the Company’s shares of common stock are then listed or traded, if any.  Any attempted or purported sale, transfer, bequest, gift, disposition or other act in breach of or contrary to this Section shall be null and void and of no force or effect whatsoever.

Section 8.       Issuance of Shares and Accrual of Cash Payment.  Promptly following the execution of this Agreement, the Company shall maintain the Performance Shares only in book-entry form either in the name of or for the benefit of the Executive.  If any Performance Shares are earned and converted into shares of Restricted Stock, the Company shall issue the required number of shares of Restricted Stock either in the name or for the benefit of the Executive.  Until the time that the shares of Restricted Stock become vested or are forfeited, (a) the Company shall maintain the unvested shares only in book-entry form in the name or for the benefit of the Executive, (b) the Company shall not issue any certificate representing any unvested shares of Restricted Stock in the name or for the benefit of the Executive, (c) the Executive shall not be entitled to hold any unvested shares in “street name,” and (d) such unvested shares shall be outstanding for all corporate purposes.  If any Performance Shares are earned and converted into cash, such cash payment shall be accrued on the books and records of the Company until such time as such payment has vested or been forfeited, and no interest shall be paid on any accrued amount to the Executive.

Upon request by the Executive following the date on which shares of Restricted Stock have become vested, the Company shall release such vested shares to the Executive and shall, in accordance with the instructions of the Executive, either cause such shares to be placed in “street name” with a broker designated by the Executive or issue a stock certificate representing such shares in the name of the Executive with a legend in substantially the following form imprinted thereon:

RESTRICTIONS ON TRANSFER

The securities represented by this Certificate have not been registered or qualified under the Securities Act of 1933, as amended (the “Act”), the laws of the State of Delaware or any other state securities laws and may not be sold, transferred, gifted, pledged or otherwise disposed of in the absence of such registration or qualification or an exemption therefrom under the Act and any applicable state securities laws.

Section 9.        Income and Employment Tax Withholding.  All applicable federal, state and local income and employment taxes (and all interest and penalties thereon) that arise or are imposed by virtue of the Award of Performance Shares and the Restricted Stock and/or the cash in lieu of any shares of Restricted Stock (including, but not limited to, the Performance Shares having become earned, the conversion of the Performance Shares into Restricted Stock and/or cash and the shares of Restricted Stock and/or the cash payment having become vested) shall be the responsibility of and paid by the Executive.  The Company shall have the right to require payment to it from the Executive of the taxes and other charges required by law to be withheld as a result of the Performance Shares having been earned and, if issued, the shares of Restricted Stock and/or the cash payment having become vested.  The Company also is hereby entitled, and the Executive hereby authorizes the Company, to withhold such number of shares of Restricted Stock and/or such amount of the cash payment that the Compensation Committee may determine is appropriate to satisfy any withholding tax liability of the Company.  The value of the shares of Restricted Stock, if issued, that may be withheld shall be based upon the closing price of the Company’s common stock, as quoted by the principal securities exchange or market on which the Company’s common stock is then traded, on the date the Compensation Committee determines that any withholding tax liability of the Company shall have arisen.  If the Company’s common stock is not listed, traded or quoted on any securities exchange or on any quotation system or other established trading market on such date, then the value of the shares withheld shall be the fair market value of such shares as determined by the Compensation Committee.  The Company understands and agrees that the Executive is entitled to make an election under Section 83(b) of the Internal Revenue Code with respect to the Restricted Stock.

Section 10.     Employment; Certain Conflicts.  Neither this Agreement nor the Award of Performance Shares or, if issued, the shares of Restricted Stock (and/or the cash in lieu of any shares of Restricted Stock) into which the Performance Shares may be converted (a) constitute an agreement, understanding or commitment relating to the continued employment of the Executive by the Company, or (b) affect or alter the present employment relationship between the Company and the Executive, whether pursuant to an existing written employment agreement between the Company and the Executive if such an employment agreement currently exists (an “Employment Agreement”) or whether as an employee-at-will.  In the event of any conflict between the Plan and this Agreement, then this Agreement shall control; provided, however, that in the event this Agreement is silent with respect to a particular matter relating to the Performance Shares or the Restricted Stock (and the cash in lieu of any shares of Restricted Stock), then the Plan shall control with respect to such matter.  In the event of any conflict between this Agreement and an Employment Agreement with respect to the Award, then this Agreement shall control.

Section 11.     Effect of Change in Control or Termination of Employment.  In the event of a Change in Control of the Company or a Termination of Service of the Executive, all Performance Shares, all shares of Restricted Stock, if issued, and the cash in lieu of any shares of Restricted Stock shall be treated in accordance with Section 3.6 of the Plan, except as expressly set forth below in this Section 11.

(a)          Notwithstanding any provision to the contrary set forth in the Plan (including, but not limited to, Section 3.6 thereof) or, if applicable, in an Employment Agreement, in the event of a Change in Control before the Performance Shares shall have been earned or forfeited or, if earned, before the shares of Restricted Stock (and/or the cash payment in lieu of any shares of Restricted Stock) shall have become vested or forfeited, (i) in the case of Performance Shares, all of such shares shall be deemed to be and shall become, immediately prior to the effectiveness of the Change in Control, earned at the “target” award level for the entire Performance Period and shall immediately thereafter (and prior to the effectiveness of the Change in Control) be converted into shares of common stock of the Company and/or cash (in such proportion as the Compensation Committee may determine in its sole discretion) and not shares of Restricted Stock, which shares of common stock and cash payment shall not be subject to any (A) restrictions other than as provided by applicable law, (B) risk of forfeiture, or (C) Period of Restriction; and (ii) in the case of Restricted Stock (and the cash payment in lieu of any such shares), all of such shares (and the cash payment in lieu of such shares) shall be deemed to be and shall become, immediately prior to the effectiveness of the Change in Control, fully vested and shall no longer be subject to any (A) restrictions other than as provided by applicable law, (B) risk of forfeiture, or (C) Period of Restriction.  In connection with a Change in Control, any cash payment in lieu of shares of Restricted Stock shall vest as provided above and shall not be subject to proration as provided in Section 3.6 of the Plan.  In the event that the Company’s common stock is not listed, traded or quoted on any securities exchange or on any quotation system or other established trading market immediately prior to the effectiveness of a Change in Control, then the Performance Shares shall be converted into such number of shares of common stock of the Company (and/or cash in lieu thereof) as determined by the Compensation Committee.

(b)         In the event of a Change in Control after the shares of Restricted Stock (and/or the cash payment in lieu of any such shares) shall have become vested, such shares and cash payment shall be retained by and be the property of the Executive and shall not be subject to any (i) restrictions other than as provided by applicable law, (ii) risk of forfeiture, or (iii) Period of Restriction.

(c)         In the event of any Termination of Service of the Executive before the Performance Shares shall have been earned or forfeited, all of such shares shall be earned or forfeited as set forth in Section 3.6 of the Plan; provided, however, that if any Performance Shares are deemed to be earned pursuant to Section 3.6 of the Plan, then the Performance Shares so earned shall be converted into shares of common stock of the Company and/or cash (in such proportion as the Compensation Committee may determine in its sole discretion) and not shares of Restricted Stock, which shares of common stock and cash payment shall not be subject to any (i) restrictions other than as provided by applicable law, (ii) risk of forfeiture, or (iii) Period of Restriction.

(d)         Notwithstanding any provision to the contrary set forth in the Plan (including, but not limited to, Section 3.6 thereof) or, if applicable, in an Employment Agreement, in the event of a Termination of Service of the Executive due to his death, Disability or Retirement at such time that shares of Restricted Stock have been issued (and/or a cash payment in lieu of any such shares has been accrued) for the benefit of the Executive but such shares and cash payment have not yet vested or been forfeited, such unvested shares and unvested cash payment shall be deemed to be and shall become fully vested immediately on the date that the Termination of Service occurs and shall no longer be subject to any (i) restrictions other than as provided by applicable law, (ii) risk of forfeiture, or (iii) Period of Restriction.

(e)         In the event of a Termination of Service of the Executive due to his resignation (whether with or without good reason) other than by Retirement or the termination by the Company of the Executive’s employment (whether with or without Cause) at such time that shares of Restricted Stock have been issued (and/or a cash payment in lieu of any such shares has been accrued) for the benefit of the Executive but such shares and cash payment have not yet vested or been forfeited, such unvested shares and unvested cash payment shall be treated as set forth in Section 3.6 of the Plan.

(f)          In the event of a Termination of Service of the Executive due to (i) his death, Disability, Retirement, resignation (whether with or without good reason) other than by Retirement or the termination by the Company of his employment without Cause after any shares of Restricted Stock (or the cash payment in lieu of any such shares) shall have become vested but before being transferred or paid to the Executive, such vested shares and vested cash payment shall promptly be transferred or paid to the Executive or his designated representative, and (ii) the termination by the Company of his employment with Cause after any shares of Restricted Stock (or the cash payment in lieu of any such shares) shall have become vested but before being transferred or paid to the Executive, such vested shares and vested cash payment shall be immediately forfeited, and the Executive shall have no right or claim to such shares and cash payment.  In all cases, the Executive must be employed by the Company on December 31, 2011 and, following expiration of the vesting period, on the date that the Company actually transfers the common stock and pays the cash payment to the Executive in order for the Executive to be eligible to receive such stock and cash payment.

Section 12.     Miscellaneous.

(a)          Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the Company and the Executive and their respective heirs, executors, representatives, successors and assigns; provided, however that neither party may assign this Agreement without the prior written consent of the other party hereto except that the Company may, without the consent of the Executive, assign this Agreement in connection with any merger, consolidation, share exchange, combination, sale of stock, sale of assets or other similar transaction involving the Company or any transaction or series of transactions constituting a Change in Control.  In the event of any such permitted assignment by the Company of this Agreement, all references to the “Company” shall thereafter mean and refer to the successor or assignee of the Company.

(b)         Waiver.  Either party hereto may, by a writing signed by the waiving party, waive the performance by the other party of any of the covenants or agreements to be performed by such other party under this Agreement or any breach of or noncompliance with any provision of this Agreement.  Any waiver by either party hereto shall not operate or be construed as a continuing or subsequent waiver or a waiver of any other or subsequent failure of performance, breach or noncompliance hereunder.  The failure or delay of either party at any time to insist upon the strict performance of any provision of this Agreement or to enforce its rights or remedies under this Agreement shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of such provision, or to pursue any of its rights or remedies for any breach hereof, at a future time.

(c)         Amendment.  This Agreement may be amended, modified or supplemented only by a written agreement executed by both of the parties hereto; provided, however, that in the event of a permitted assignment of this Agreement by the Company contemplated by Section 12(a) hereof by virtue of a successor or assignee of the Company becoming a party to this Agreement, no amendment, modification or additional agreement shall be required.

(d)         Headings.  The headings in this Agreement have been inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

(e)         Severability.  In case any one or more of the provisions (or any portion thereof) contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions (or portion thereof) had never been contained herein.

(f)          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same agreement.

(g)         Construction.  This Agreement shall be deemed to have been drafted by both parties hereto.  This Agreement shall be construed in accordance with the fair meaning of its provisions and its language shall not be strictly construed against, nor shall ambiguities be resolved against, either party.  This Agreement shall be an Award Agreement for purposes of the Plan and an Employment Agreement.

(h)         Entire Agreement.  This Agreement and the Plan constitute the entire understanding and agreement (and supersede all other prior understandings, commitments, representations and communications), whether oral or written, between the parties hereto relating to the Performance Shares and the Restricted Stock (and any cash in lieu of any shares of Restricted Stock).

(i)          Governing Law.  Because the Company’s headquarters are in Indiana, this Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to any choice of law provisions, principles or rules thereof (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana.

(j)          Recitals; Exhibit.  The first paragraph and the recitals and “Whereas” clauses contained on page 1 of this Agreement, and Exhibit A attached hereto, are expressly incorporated into and made a part of this Agreement.

(k)         Review and Consultation.  The Executive hereby understands and agrees that he (i) has read and is familiar with this Agreement and the Plan, (ii) understands the provisions and effects of this Agreement and the Plan, and (iii) has consulted with such of his attorneys, accountants and other advisors as he has deemed advisable prior to executing this Agreement.  THE EXECUTIVE HEREBY FURTHER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT HE HAS NOT RECEIVED ANY ADVICE, COUNSEL OR RECOMMENDATION WITH RESPECT TO THIS AGREEMENT OR THE PLAN FROM ANY DIRECTOR, OFFICER OR EMPLOYEE OF, OR ANY ATTORNEY OR REPRESENTATIVE FOR, THE COMPANY.

(l)           Certain Approvals Required.  Any amendment, modification or supplement of or any waiver under this Agreement on behalf of the Company may be made and will be effectual only upon the approval thereof by the Compensation Committee.

(m)         Jurisdiction; Venue; Wavier of Trial by Jury.  The Company and the Executive agree that all actions, proceedings, claims and counterclaims arising in connection with this Agreement shall be filed, tried and litigated, at the Company’s sole election, only in the state courts located in the County of Marion, State of Indiana, or the federal courts whose venue includes the County of Marion, State of Indiana, or, at the Company’s sole election, in any other court in which the Company shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy.  The Executive irrevocably consents to the jurisdiction and venue of such courts and waives any right that he may have to assert the doctrine of “forum non conveniens” or to object to venue or jurisdiction of such courts to the extent any action, proceeding, claim or counterclaim is brought in accordance with this Subsection.  THE EXECUTIVE WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM UNDER OR RELATING TO THIS AGREEMENT.

(n)         Effect of this Agreement on Cash Bonus.  This Agreement shall not apply to and shall not affect any annual cash bonus opportunity that may be awarded to the Executive under the Plan for the Performance Period beginning on January 1, 2011 and ending on December 31 2011.  Such cash bonus award opportunity shall be governed by the terms applicable to such award opportunity approved by the Compensation Committee, the applicable award letter and the Plan.

[Remainder of this page intentionally left blank.  Signature page follows this page.]

IN WITNESS WHEREOF, the Company and the Executive have entered into, executed and delivered this Agreement as of the day and year first above written.

[Signature of Executive]

CHROMCRAFT REVINGTON, INC.

By:
[Signature and Title of Officer]